EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Sunesis Pharmaceuticals, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 6th day of November, 2017.

UBS ONCOLOGY IMPACT FUND L.P.		ONCOLOGY IMPACT FUND (CAYMAN) MANAGEMENT L.P.

By:	Oncology Impact Fund (Cayman) Management L.P., its General Partner	By:	MPM Oncology Impact Management LP, its General Partner

By:	MPM Oncology Impact Management LP, its General Partner	By:	MPM Oncology Impact Management LLC, its General Partner

By:	MPM Oncology Impact Management LLC, its General Partner	By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke Title: Managing Member
By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke Title: Managing Member

MPM ONCOLOGY IMPACT MANAGEMENT LP		MPM ONCOLOGY IMPACT MANAGEMENT LLC

By:	MPM Oncology Impact Management LLC, its General Partner	By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke Title: Managing Member
By:	/s/ Ansbert Gadicke
Name: Ansbert Gadicke Title: Managing Member